© 2021 Avaya Inc. All rights reserved Investor Presentation 4Q FY21 November 22, 2021 Exhibit 99.2

2© 2021 Avaya Inc. All rights reserved Cautionary Note Regarding Forward-Looking Statements This presentation contains certain “forward-looking statements.” All statements other than statements of historical fact are "forward-looking" statements for purposes of the U.S. federal and state securities laws. These statements may be identified by the use of forward-looking terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "our vision," "plan," "potential," "preliminary," "predict," "should," "will," or "would" or the negative thereof or other variations thereof or comparable terminology. Avaya Holdings Corp. (the "Company") has based these forward-looking statements on its current expectations, assumptions, estimates and projections. These statements, including the Company’s outlook, do not include the potential impact of any business combinations, asset acquisitions, divestitures, strategic investments or other strategic transactions completed after the date hereof. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. Risks and uncertainties that may cause these forward- looking statements to be inaccurate include, among others, termination or modification of current contracts which could impair attainment of our OneCloud ARR metric; the duration, severity and impact of the coronavirus pandemic ("COVID-19"), including the emergence of new variants, governmental and business responses to COVID-19, changes in infection rates and the effectiveness of vaccines, as well as the speed with which the vaccine can be distributed, and the impact the pandemic and such responses have on our business, financial performance, liquidity and other factors discussed in the Company's Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the Securities and Exchange Commission (the "SEC"). These risks and uncertainties may cause the Company’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For a further list and description of such risks and uncertainties, please refer to the Company’s filings with the SEC that are available at www.sec.gov. The Company cautions you that the list of important factors included in the Company’s SEC filings may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward- looking statements contained in this presentation may not in fact occur. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. These slides, as well as current and historical financial data, are available on our website at investors.avaya.com. None of the information included on the Company's website is incorporated by reference in this presentation.

3© 2021 Avaya Inc. All rights reserved Use of non-GAAP (Adjusted) Financial Measures The information furnished in this presentation includes non-GAAP financial measures that differ from measures calculated in accordance with generally accepted accounting principles in the United States of America (“GAAP”). EBITDA is defined as net income (loss) before income taxes, interest expense, interest income and depreciation and amortization. Adjusted EBITDA is EBITDA further adjusted to exclude certain charges and other adjustments described in our SEC filings and the tables in the Appendix hereto. We believe that including supplementary information concerning adjusted EBITDA is appropriate because it serves as a basis for determining management and employee compensation and it is used as a basis for calculating covenants in our credit agreements. In addition, we believe adjusted EBITDA provides more comparability between our historical results and results that reflect purchase accounting and our current capital structure. We also present adjusted EBITDA because we believe analysts and investors utilize these measures in analyzing our results. Adjusted EBITDA measures our financial performance based on operational factors that management can impact in the short-term, such as our pricing strategies, volume, costs and expenses of the organization, and it presents our financial performance in a way that can be more easily compared to prior quarters or fiscal years. EBITDA and adjusted EBITDA have limitations as analytical tools. EBITDA measures do not represent net income (loss) or cash flow from operations as those terms are defined by GAAP and do not necessarily indicate whether cash flows will be sufficient to fund cash needs. Adjusted EBITDA excludes the impact of earnings or charges resulting from matters that we do not consider indicative of our ongoing operations but that still affect our net income. In particular, our formulation of adjusted EBITDA allows adjustment for certain amounts that are included in calculating net income (loss), however, these are expenses that may recur, may vary and are difficult to predict. In addition, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation. We also present the measures non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP earnings per share as a supplement to our unaudited condensed consolidated financial statements presented in accordance with GAAP. We believe these non-GAAP measures are the most meaningful for period to period comparisons because they exclude the impact of the earnings and charges noted in the applicable tables in the Appendix to this presentation that resulted from matters that we consider not to be indicative of our ongoing operations. The company presents constant currency information to provide a framework to assess how the company’s underlying businesses performance excluding the effect of foreign currency rate fluctuations. To present this information for current and comparative prior period results for entities reporting in currencies other than U.S. dollars, the amounts are converted into U.S. dollars at the exchange rate in effect on the last day of the company's prior fiscal year (i.e. September 30, 2020). In addition, we present the liquidity measure of free cash flow. Free cash flow is calculated by subtracting capital expenditures from Net cash provided by operating activities. We believe free cash flow is a measure often used by analysts and investors to compare the cash flow and liquidity of companies in the same industry. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as substitute for, or superior to, the financial information prepared and presented in accordance with GAAP and may be different from the non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. The Appendix to this presentation includes tables that reconcile historical GAAP measures to non-GAAP measures.

Avaya's FY21 at a Glance

$530M
OneCloud ARR[1][2]

40%
Cloud, Alliance Partner & Subscription Revenue[3]

88%
Software & Services Revenue[3]

66%
Recurring Revenue[3]

~100M
Unified Communications Lines[3]

~6M
Contact Center Seats[3]

~190
Countries[3]

$2.973B
Revenue[3]

$719M
Adj. EBITDA[3]*

~$230M
FY21 R&D Investment[3]

- Avaya is a leading pure-play Unified Communications & Collaboration and Contact Center software company with ~90,000 global customers[3]
- Avaya serves 92% of the largest US companies[1]
- Q4 FY21 Financials:
  - $760M - Revenue
  - $179M - Adj. EBITDA*
  - 67% - Recurring Revenue
  - 87% - Software & Services Revenue
  - 44% - CAPS Revenue

(1) For and as of 4QFY21 ending September 30, 2021.
(2) See Appendix for further definition and information on OneCloud ARR metric.
(3) For and as of FY21 ending September 30, 2021.
** For a reconciliation of GAAP to non-GAAP financial information, please see the Appendix of this presentation.*

AVAYA

© 2021 Avaya Inc. All rights reserved

4

© 2021 Avaya Inc. All rights reserved 5 Global and Enterprise Experts Start of FY21 6,000+ new logos 400+ deals over $1M TCV(1) 60+ deals over $5M TCV 20+ deals over $10M TCV 4 deals over $25M TCV (1) TCV is defined as the value of all active ratable contracts that have not been recognized as revenue, including both billed and unbilled backlog.

A Different Company

FY19-20	FY21-22	FY23-24+
On-prem Shift to Cloud	**Hybrid Cloud Subscription**	**Accelerate Cloud Growth**
Transformation	**Growth and Relevance**	**OneCoud in Motion**
<$200M	**$500M to $1B**	**$2B+**
OneCloud ARR	OneCloud ARR	OneCloud ARR
Invest, reskill, stabilize Software, SaaS, Cloud	**Execute, reposition, focus** Strategic cloud platform	**Scale, simplify, accelerate** Leading cloud company

AVAYA © 2021 Avaya Inc. All rights reserved
6

© 2021 Avaya Inc. All rights reserved 7 Avaya OneCloudTM Composability at the Core to Empower Innovation and Control at the Edge Low code / no code AI workflows Makes AI pervasive in every use case Multi-cloud application ecosystem Extends market leading capabilities and value Advanced hybrid cloud architecture Path to cloud with minimized risk and disruption Avaya Experience Builders™ to compose solutions Enables customization and transformation

© 2021 Avaya Inc. All rights reserved 8 ESG - Enhancing Sustainable Value in an Evolving Landscape Environment • ISO 14001 Certified Design for Environment Management System ◦ Improving Energy Efficiency ▪ Increasing energy responsible devices ◦ Reducing Single Use Plastic • Climate Risk Disclosures • Annual CDP Reporting Social • Human Capital ◦ Diversity Equity Inclusion & Belonging ◦ Health Safety & Wellness • Community Engagement • Responsible Supply Chain Management Governance • Board Committee Monitors ESG Performance • Tone at the Top Culture • Robust Risk Management Framework • Cybersecurity Program based on ISO 27001/2 Ratings Commitments Recognition

© 2021 Avaya Inc. All rights reserved 9 Positioned to Win

© 2021 Avaya Inc. All rights reserved Financial Overview

11© 2021 Avaya Inc. All rights reserved $530M OneCloud ARR(2) 44% Cloud, Alliance Partner & Subscription Revenue 60% Non-GAAP Gross Margin* $2.0B Total Contract Value(1) $760M Revenue Revenue 87% Software & Services Revenue (1) TCV is defined as the value of all active ratable contracts that have not been recognized as revenue, including both billed and unbilled backlog. (2) See Appendix for further definition and information on OneCloud ARR metric. * For a reconciliation of GAAP to non-GAAP financial information, please see the Appendix of this presentation. 4Q FY21 Financial Highlights 67% Recurring Revenue

© 2021 Avaya Inc. All rights reserved 12 $719M 24.2% of Revenue Adj. EBITDA(1)* $498M Cash Balance(1) 3.2x Net-debt / Adj. EBITDA(2) As we return to growth in FY21, we remain highly profitable with strong liquidity. (1) For and as of FY21 ending September 30, 2021. (2) Net-debt / Adj. EBITDA as of September 30, 2021, defined as short term debt and long term debt less cash and cash equivalents, divided by Trailing Twelve Months (TTM) Adjusted EBITDA.* *For a reconciliation of GAAP to non-GAAP financial information, please see the Appendix of this presentation. $30M 1% of Revenue Cash Flow Provided By Operations(1) Financial Strength & Flexibility

Business Model Transformation[1]

	FY18*	FY19*	FY20	FY21
Revenue YoY Growth[2]	(2)%	(4)%	—%	+2%
Revenue from Software and Services	82%	83%	88%	88%
Recurring Revenue	57%	58%	63%	66%
Revenue from CAPS	14%	15%	26%	40%
Non-GAAP Gross Margin*	63%	61%	61%	61%
Adjusted EBITDA Margin*	24%	24%	25%	24%

- FY21 **up 3% Y/Y as reported**, first year over year growth in a decade
- Transforming the business to a recurring revenue and software-oriented model, including the **introduction of ARR**
- Achieved the 40% CAPS target at **high end of FY21 expectations**
- **Investing substantially** in R&D and Go-To-Market to address the growing Cloud-First TAM

(1) FY18 and FY19 calculated with Non-GAAP Revenue*; FY20 and FY21 calculated with GAAP Revenue.

(2) FY18 revenue growth as-reported; FY19, FY20, and FY21 revenue growth on a constant currency basis using foreign exchange rates as of September 30th of the respective comparison period. The Company presents constant currency information to provide a framework to assess the Company's performance excluding the effect of foreign currency rate fluctuations. Revenues exclude discontinued operations for the divestiture of the Company's Networking business in a transaction completed in FY17.

* For a reconciliation of GAAP to non-GAAP financial information, please see the Appendix of this presentation.

AVAYA
© 2021 Avaya Inc. All rights reserved
13

14© 2021 Avaya Inc. All rights reserved FY19 15% FY20 26% 4Q19 15% 4Q20 33% 4Q21 44% OneCloud ARR Growth ($M) $35 $47 $69 $113 $191 $262 $344 $425 $530 OneCloud ARR >$1M ARR 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 $0 $100 $200 $300 $400 $500 $600 CAPS as % Revenue(1) See Appendix for further definition and information on OneCloud ARR metric. All Other CAPS FY21 40% Cloud & ARR Progress (1) FY19 calculated with Non-GAAP Revenue; FY20 and FY21 calculated with GAAP revenue. * For a reconciliation of GAAP to non-GAAP financial information, please see the Appendix of this presentation.

15© 2021 Avaya Inc. All rights reserved Total Revenue ($M) FY20A FY21A FY22E $2,500 $2,600 $2,700 $2,800 $2,900 $3,000 $3,100 CAPS Revenue ($M) FY20A FY21A FY22E $400 $600 $800 $1,000 $1,200 $1,400 $1,600 OneCloud ARR - Exiting FY ($M) FY20A FY21A FY22E $— $200 $400 $600 $800 $1,000 FY22 Growth YoY: As Reported: + 0-2% Constant Currency(1): + 1-2% (1)Unless otherwise noted, values reflect October 31, 2021 FX rates. Transformational KPIs FY22 Growth YoY: ~20% FY22 Growth YoY: ~70%

Financial Objectives: The Roadmap

	FY21 Actuals	FY22 Guidance	FY23 Targets	FY24 Targets
Revenue[1]	2% *Constant Currency*	1 - 2% *Constant Currency*	*Low-to-Mid Single Digit*	*Mid-to-High Single Digit*
Adj. EBITDA Margin* %	24%	~24%	23 - 24%	23 - 24%
CFFO % of Revenue	1%	~1%	*Mid-to-High Single Digit*	Low Double Digit

(1) *Growth rates reflect constant currency.*
** For a reconciliation of GAAP to non-GAAP financial information, please see the Appendix of this presentation.*

AVAYA
© 2021 Avaya Inc. All rights reserved
16

FY24E Targets Underpinned by Shift to OneCloud

Revenue


~$2,250M
(20%) CAGR
(10%) CAGR
(20%) CAGR
(30%) CAGR
FY20A
FY24E
Premise Product
Managed Services
Premise Maintenance


55% CAGR
FY20A
FY24E
OneCloud

OneCloud ARR


85% CAGR
~$190M
FY20A
FY24E
OneCloud

AVAYA
© 2021 Avaya Inc. All rights reserved

CAGR Calculated between FY20 and FY24 Estimates

17

18© 2021 Avaya Inc. All rights reserved ARR Mix from Larger Customers 26% 65% 94% > $5m ARR % > $1m ARR % > $100k ARR % —% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% OneCloud ARR ($M) UC Segment CC Segment FY19A FY20A FY21A FY22E FY23E FY24E 0 500 1,000 1,500 2,000 2,500 ▪ ARR build so far shows clear enterprise bias: ▪ Over 20% ARR from $5M+ customers ▪ Over 60% ARR from $1M+ customers ▪ Over 90% ARR from $100K+ customers Targeting $2B in FY24 OneCloud ARR, with ~60% from CC 60% 60% 60% 40% 40% 40%40% 60% OneCloud ARR is the True Gauge of Our Progress FY20 & FY21 Average

19© 2021 Avaya Inc. All rights reserved 4Q20 1Q21 2Q21 3Q21 4Q21 GAAP EPS - Diluted $0.39 $(0.06) $(0.70) $0.43 $0.06 Non-GAAP EPS* — Diluted $0.93 $0.90 $0.74 $0.75 $0.77 Non-GAAP EPS* — Diluted YoY Growth 26% 47% 30% (21)% (17)% Wt. Avg. Diluted Shares Outstanding — non-GAAP (M) 84.3 85.2 87.3 87.8 86.9 Wt. Avg. "As Converted" Series A Preferred Shares Outstanding (M) 8.0 8.1 8.1 8.1 8.1 Avaya's non-GAAP EPS measure incorporates both operational performance and the impact of our capital allocation actions. We introduced the measure in 1Q21 as the year-on-year comparability issues that resulted from fresh start accounting (in Fiscal Years 2018 and 2019) no longer impact this measure. • We provide quarterly historical GAAP and non-GAAP EPS and include include non-GAAP EPS in our quarterly and annual guidance. • Non-GAAP EPS is diluted, effectively adjusted for the inclusion of preferred stock and exclusion of one-time charges.* • Wt. Avg. Shares Outstanding reflects the dilutive impact of previously issued Convertible Notes, Warrants and Stock Awards. *For a reconciliation of GAAP to non-GAAP financial information, please see the Appendix of this presentation. Non-GAAP EPS

Financial Policy & Capital Allocation

Prioritized net leverage improvement

M&A focusing on strategically aligned tuck-ins

Limited use of share buybacks until leverage close to target range

Long-Term Targets

2.5x

Net Leverage[(1)]

~$400M

Minimum ~$250-300M

Cash Balance

~$550M

Minimum Liquidity
(Cash + ABL Revolver Availability)

Low to Mid BB/Ba

Senior Secured Debt Rating[(2)]

AVAYA

© 2021 Avaya Inc. All rights reserved

(1) Net Leverage defined as Debt minus Cash and Cash equivalents divided by LTM Adj. EBITDA*
(2) A securities rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time.
* For a reconciliation of GAAP to non-GAAP financial information, please see the Appendix of this presentation.

20

© 2021 Avaya Inc. All rights reserved Appendix

22© 2021 Avaya Inc. All rights reserved $592 $483 $476 $397 $417 270 194 191 187 188 126 59 42 43 37 77 47 34 23 20 90 127 108 117 112 29 56 101 27 60 Net cash interest payments Pension & OPEB Restructuring payments Capex Tax payments FY18A FY19A FY20A FY21A FY22E Note: Net Cash Interest Payments includes interest payments on long-term debt and payments classified as adequate protection payments in connection with Chapter 11 proceedings, net of interest income; Pension settlement payments to PBGC in connection with Chapter 11 proceedings not included within Pension & Post Retirement payments. Calculations may not foot due to rounding ($M) Significant Uses of Cash

4Q FY21 Update

$M	4Q21	3Q21	4Q20
Revenue	**$ 760**	**$ 732**	**$ 755**
Non-GAAP Gross Margin*	**60.4 %**	**61.5 %**	**61.3 %**
Non-GAAP Operating Expense* (% of revenue)	41.3 %	41.5 %	38.8 %
Non-GAAP Operating Margin*	**19.1 %**	**19.9 %**	**22.5 %**
Adjusted EBITDA*	$ 179	$ 173	$ 200
Adjusted EBITDA Margin*	**23.6 %**	**23.6 %**	**26.5 %**

4Q Financial Highlights

- Continued large deal activity with 119 deals over $1 million, 18 over $5 million and 7 over $10 million
- Total Contract Value (TCV)(1) of $2.0B
- Added approximately 1,600 new logos
- Consumed $5 million in cash from operations

- Florida's Leon County Government is benefiting from migrating to an Avaya Aura Subscription solution that brings Avaya Spaces™ collaboration and ease of growth/license management.
- U.S. national rail operator Amtrak recently chose an Avaya OneCloud Public solution for workforce engagement to deliver advanced quality monitoring and biometrics that will reduce losses from fraud by ~50% and drive up customer satisfaction through a deeper understanding of each interaction. In a competitive bid for the three-year contract supporting hundreds of Amtrak agents and supervisors, our ability to fully understand the customer's needs and deliver full-cloud capabilities immediately was key to being chosen ahead of the incumbent provider as well as multiple other competitors.
- Finanz Informatik, the central service provider for savings banks in Germany, relies on an Avaya OneCloud Private UCaaS platform to deliver data center, applications, networks and related IT services to 300 savings banks, with 221,000 seats and 2 million calls per day. A new service contract is structured to deliver best-in-class service today and in the future, including Avaya Professional Services and Avaya Service Management and Maintenance.
- In India, global outsourcer Wipro BPM chose Avaya OneCloud Subscription as the next step on the digital transformation journey for their contact center due to ease of expansion, flexible migration as part of their cloud and automation plans, and based on Avaya's many years of consistent service levels, including operations across 40+ ODC's globally. Wipro's approximately 3,500 agents can continue to deliver exceptional experiences to customers who are increasingly consuming all-digital services, with a full solution suite which includes multiple ecosystem components from our API Exchange hub marketplace.
- Avaya was recognized as one of the Forbes 2021 "World's Best Employers," receiving this coveted distinction for the second consecutive year.
- Avaya and Microsoft announced a strategic relationship to create a powerful set of joint cloud communications solutions to define the future of customer and employee experiences. The joint solutions include the award-winning Avaya OneCloud CPaaS solution, now integrated with the voice, video, chat and SMS capabilities of Microsoft Azure Communication Services for combined global reach, scale and functionality.

AVAYA
© 2021 Avaya Inc. All rights reserved

(1) TCV is defined as the value of all active ratable contracts that have not been recognized as revenue, including both billed and unbilled backlog.
** For a reconciliation of GAAP to non-GAAP financial information, please see the Appendix of this presentation.*

23

© 2021 Avaya Inc. All rights reserved 24 Revenue: 4Q21 3Q21 4Q20 Product $ 246 $ 254 $ 269 Services 514 478 486 Total Revenue $ 760 $ 732 $ 755 GAAP Gross Margin: Product 40.2% 44.5% 44.2 % Services 61.5% 61.5% 61.5 % GAAP Total Gross Margin 54.6% 55.6% 55.4 % GAAP Operating Margin 4.3% 5.6% 9.8 % Quarterly Income Statement (Amounts are GAAP and dollars in millions)

© 2021 Avaya Inc. All rights reserved 25 Revenue*: 4Q21 3Q21 4Q20 Product $ 246 $ 254 $ 269 Services 514 478 486 Total Revenue $ 760 $ 732 $ 755 Non-GAAP Gross Margin*: Product 58.1% 61.4% 60.2 % Services 61.5% 61.5% 61.9 % Non-GAAP Total Gross Margin* 60.4% 61.5% 61.3 % Non-GAAP Operating Margin* 19.1% 19.9% 22.5 % Adjusted EBITDA* $ 179 $ 173 $ 200 Adjusted EBITDA* % 23.6% 23.6% 26.5% *Revenue information presented is GAAP revenue; all other information is non-GAAP. For a reconciliation of GAAP to non-GAAP financial information, please see the Appendix of this presentation. Quarterly Non-GAAP Income Statement Information (All dollars amounts are in millions)

© 2021 Avaya Inc. All rights reserved 26 Quarterly Revenue by Region (All dollars amounts are in millions) Revenue 4Q21 3Q21 4Q20 U.S. 459 $ 418 $ 447 EMEA 169 181 178 APAC 73 72 74 AI 59 61 56 Total $ 760 732 $ 755 % of Total Revenue U.S. 60% 57% 59 % EMEA 22% 25% 24 % APAC 10% 10% 10 % AI 8% 8% 7 % Total 100% 100% 100%

© 2021 Avaya Inc. All rights reserved 27 Balance Sheet and Operating Metrics (Dollars in millions unless indicated otherwise, Balance sheet items as of the end of the period indicated) 4Q21 3Q21 4Q20 Total Cash and Cash Equivalents $ 498 $ 562 $ 727 Cash (used for) provided by Operations $ (5) $ 11 $ 70 Capital Expenditures and Capitalized Software $ 28 $ 25 $ 26 Days Sales Outstanding (DSO)(1) 52 54 51 Inventory Turns 13.1 13.2 14.0 Headcount (as of the end of the period indicated) 8,063 8,071 8,266 Trailing Twelve Month Revenue ($K) / Employee (Headcount as of the end of the period indicated) $ 369 $ 368 $ 348 (1)4Q21, 3Q21 and 4Q20 include $76M, $76M and $131M AR/contract liability netting impact when calculating DSOs.

Avaya OneCloud ARR

What is OneCloud ARR?

- A baseline for expected cloud revenue over the next 12 months

What's Included:

- OneCloud Subscription, ACO Recurring, CCaaS, Spaces™, CPaaS, DaaS, Private Cloud

What's Excluded:

- Maintenance, Managed Services, ACO One Time Payment

4Q21
25% Growth QoQ

~60% of ARR from customers paying over $1M annually

Customer Experience & Contact Center stronger contributor than UCC within ARR

AVAYA
© 2021 Avaya Inc. All rights reserved
28

29© 2021 Avaya Inc. All rights reserved Subscription Revenue & Cash Dynamics Avaya is transforming our business by shifting to a Subscription Licensing Model Subscription Contracts have different Cash Flow dynamics when compared to a Perpetual License Model (the primary former model that Avaya sold under) Subscription-based software generally relates to a monthly or annual licensing model, allowing users to pay a per-user fee over a pre-determined time period (pay over time). Customers typically pay a subscription fee monthly or annually and are entitled to use the software only during the subscription term, unlike a perpetual license, which requires a customer to pay the entire cost of the license upfront, allowing the customer to use the software indefinitely.

© 2021 Avaya Inc. All rights reserved 30 Subscription Revenue, ARR & Cash Dynamics

31© 2021 Avaya Inc. All rights reserved Three months ended, (In millions) Sept. 30, 2021 June 30, 2021 Sept. 30, 2020 Net income $ 6 $ 43 $ 37 Interest expense 53 54 64 Interest income — — — Provision for (benefit from) income taxes 7 (46) (20) Depreciation and amortization 111 105 104 EBITDA 177 156 185 Impact of fresh start accounting adjustments (1) — 1 1 Restructuring charges (2) 13 5 2 Acquisition-related costs 1 2 — Share-based compensation 14 14 9 Pension and post-retirement benefit costs — (1) — Change in fair value of Emergence Date Warrants (26) — 3 Gain on foreign currency transactions — (4) — Adjusted EBITDA 179 173 200 Adjusted EBITDA Margin 23.6% 23.6% 26.5% (1) The impact of fresh start accounting adjustments in connection with the Company's emergence from bankruptcy. (2) Restructuring charges represent employee separation costs and facility exit costs (excluding the impact of accelerated depreciation expense) related to the Company's restructuring programs, net of sublease income. Non-GAAP Reconciliation Adjusted EBITDA

Non-GAAP Reconciliation

Adjusted EBITDA cont'd

(In millions)	Successor: Fiscal years ended September 30, 2021	Successor: 2020	Successor: 2019	Successor: Period from December 16, 2017 through September 30, 2018	Predecessor: Period from October 1, 2017 through December 15, 2017	Non-GAAP Combined: Fiscal year ended September 30, 2018
Net (loss) income	$ (13)	$ (680)	$ (671)	$ 287	$ 2,977	$ 3,264
Interest expense	222	226	237	169	14	183
Interest income	(1)	(6)	(14)	(5)	(2)	(7)
Provision for (benefit from) income taxes	15	62	2	(546)	459	(87)
Depreciation and amortization	425	423	443	384	31	415
EBITDA	648	25	(3)	289	3,479	3,768
Impact of fresh start accounting adjustments [1]	2	1	5	196	—	196
Restructuring charges [2]	28	20	22	81	14	95
Advisory fees [3]	—	40	11	18	3	21
Acquisition-related costs	3	—	9	15	—	15
Reorganization items, net	—	—	—	—	(3,416)	(3,416)
Share-based compensation	55	30	25	19	—	19
Loss on sale/disposal of long-lived assets, net	—	—	—	4	1	5
Resolution of certain legal matters	—	—	—	—	37	37
Impairment charges	—	624	659	—	—	—
Pension/OPEB/nonretirement postemployment benefits and long-term disability costs	(1)	—	—	—	17	17
Gain on post-retirement plan settlement	(14)	—	—	—	—	—
Change in fair value of Emergence Date Warrants	1	3	(29)	17	—	17
(Gain) loss on foreign currency transactions	(3)	16	8	(28)	—	(28)
Gain on investments in equity and debt securities, net [4]	—	(49)	(1)	—	—	—
Adjusted EBITDA	$ 719	$ 710	$ 706	$ 611	$ 135	$ 746
Adjusted EBITDA Margin	24.2 %	24.7 %	24.5 %	27.2 %	22.4 %	26.2 %

(1) The impact of fresh start accounting adjustments in connection with the Company's emergence from bankruptcy.
(2) Restructuring charges represent employee separation costs and facility exit costs (excluding the impact of accelerated depreciation expense) related to the Company's restructuring programs, net of sublease income.
(3) Advisory fees represent costs incurred to assist in the assessment of strategic and financial alternatives to improve the Company's capital structure.
(4) Realized and unrealized gains on investments in equity securities, net of impairment of investments in debt securities.

AVAYA
© 2021 Avaya Inc. All rights reserved
32

Non-GAAP Reconciliation

Net Income (Loss) and Earnings (Loss) per Share

	Three months ended,				
	Sept. 30, 2021	June 30, 2021	Mar. 31, 2021	Dec. 31, 2020	Sept. 30, 2020
GAAP Net Income (Loss)	$ 6	$ 43	$ (58)	$ (4)	$ 37
Non-GAAP Adjustments:					
Impact of fresh start accounting	—	1	1	—	1
Restructuring charges, net[(1)]	13	5	7	4	2
Acquisition-related costs	1	2	—	—	—
Share-based compensation	14	14	13	14	9
Pension and post-retirement benefit costs	—	(1)	—	—	—
Gain on post-retirement plan settlement	—	—	(14)	—	—
Change in fair value of Emergence Date Warrants	(26)	—	22	5	3
(Gain) loss on foreign currency transactions	—	(4)	(1)	2	—
Amortization of intangible assets	84	83	82	83	83
Income tax expense effects[(2)]	(18)	(70)	20	(19)	(49)
Non-GAAP Net Income	$ 74	$ 73	$ 72	$ 85	$ 86
Dividends and accretion to preferred stockholders	$ (1)	$ (1)	$ (1)	$ (1)	$ (1)
Undistributed Non-GAAP Income	73	72	71	84	85
Percentage allocated to common stockholders[(3)]	91.2 %	91.3 %	91.3 %	91.2 %	91.2 %
Numerator for Non-GAAP diluted earnings per common share	$ 67	$ 66	$ 65	$ 77	$ 78
Diluted Weighted Average Shares - GAAP	86.9	88.0	84.6	83.8	84.3
Share adjustment[(4)]	—	(0.2)	2.7	1.4	—
Diluted Weighted Average Shares - Non-GAAP	86.9	87.8	87.3	85.2	84.3
GAAP Earnings (Loss) per Share - Diluted	$ 0.06	$ 0.43	$ (0.70)	$ (0.06)	$ 0.39
Non-GAAP Earnings per Share - Diluted	$ 0.77	$ 0.75	$ 0.74	$ 0.90	$ 0.93

(1) Restructuring charges, net represent employee separation costs and facility exit costs related to the Company's restructuring programs, net of sublease income.

(2) The Company's calculation of non-GAAP income taxes reflects a 25% fixed non-GAAP effective tax rate based on a blended U.S. federal and state tax rate, given the Company's operating structure. The non-GAAP effective tax rate may differ significantly from the GAAP effective tax rate. The non-GAAP effective tax rate could be subject to change for a number of reasons, including but not limited to, changes resulting from tax legislation, material changes in revenues or expenses and other significant events. The Company will continuously assess its estimated non-GAAP effective tax rate in connection with its calculation of non-GAAP net income and non-GAAP net income per diluted share in future periods.

(3) The Company's preferred shares are participating securities, which requires the application of the two-class method to calculate diluted earnings per share. Under the two-class method, undistributed earnings are allocated to common stock and participating securities according to their respective participating rights in undistributed earnings. The percentage allocated to common stockholders reflects the proportion of weighted average common stock outstanding to the weighted average of common stock and common stock equivalents (preferred shares).

(4) Includes the impact of our bond hedge transaction which is anti-dilutive in diluted GAAP earnings (loss) per share but is expected to mitigate the dilutive effect of our convertible notes and therefore are included in the calculations of non-GAAP diluted shares outstanding. In periods with a GAAP net loss, the share adjustment also reflects the dilutive impact of certain securities, which are excluded from the computation of diluted GAAP loss per share as they are anti-dilutive.

AVAYA
© 2021 Avaya Inc. All rights reserved
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34© 2021 Avaya Inc. All rights reserved Non-GAAP Reconciliation Gross Margin and Operating Income Three months ended, (In millions) Sept. 30, 2021 June 30, 2021 Mar. 31, 2021 Dec. 31, 2020 Sept. 30, 2020 Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin Gross Profit $ 415 $ 407 $ 412 $ 416 $ 418 Items excluded: Adj. for fresh start accounting — — 1 — 1 Amortization of technology intangible assets 44 43 43 43 44 Non-GAAP Gross Profit $ 459 $ 450 $ 456 $ 459 $ 463 GAAP Gross Margin 54.6% 55.6% 55.8% 56.0% 55.4 % Non-GAAP Gross Margin 60.4% 61.5% 61.8% 61.8% 61.3 % Reconciliation of Non-GAAP Operating Income Operating Income $ 33 $ 41 $ 44 $ 62 $ 74 Items excluded: Adj. for fresh start accounting — 1 1 — 1 Amortization of intangible assets 84 83 82 83 83 Restructuring charges, net 13 5 8 4 3 Acquisition-related costs 1 2 — — — Share-based compensation 14 14 13 14 9 Non-GAAP Operating Income $ 145 $ 146 $ 148 $ 163 $ 170 GAAP Operating Margin 4.3% 5.6% 6.0% 8.3% 9.8 % Non-GAAP Operating Margin 19.1% 19.9% 20.1% 21.9% 22.5%

35© 2021 Avaya Inc. All rights reserved Non-GAAP Reconciliation Operating Expenses Three months ended, (In millions) Sept. 30, 2021 June 30, 2021 Sept. 30, 2020 Reconciliation of Non-GAAP Operating Expenses Operating Expenses $ 382 $ 366 $ 344 Items excluded: Adj. for fresh start accounting — 1 — Amortization of intangible assets 40 40 39 Restructuring charges, net 13 5 3 Acquisition-related costs 1 2 — Share-based compensation 14 14 9 Non-GAAP Operating Expenses $ 314 $ 304 $ 293 Non-GAAP Operating Expense % 41.3% 41.5% 38.8%

36© 2021 Avaya Inc. All rights reserved Non-GAAP Reconciliation Revenue and Gross Margin Successor Predecessor Non-GAAP Combined Fiscal year ended September 30, 2019 Period from December 16, 2017 through September 30, 2018 Period from October 1, 2017 through December 15, 2017 Fiscal year ended September 30, 2018 (In millions) Reconciliation of Non-GAAP Revenue Revenue $ 2,887 $ 2,247 $ 604 $ 2,851 Adj. for fresh start accounting 21 206 — 206 Non-GAAP Revenue $ 2,908 $ 2,453 $ 604 $ 3,057 Reconciliation of Non-GAAP Gross Profit and Non- GAAP Gross Margin Gross Profit $ 1,575 $ 1,143 $ 362 $ 1,505 Items excluded: Adj. for fresh start accounting 37 264 — 264 Amortization of technology intangible assets 174 135 3 138 Loss on disposal of long-lived assets — 4 — 4 Share-based compensation — 1 — 1 Non-GAAP Gross Profit $ 1,786 $ 1,547 $ 365 $ 1,912 GAAP Gross Margin 54.6% 50.9% 59.9% 52.8 % Non-GAAP Gross Margin 61.4% 63.1% 60.4% 62.5%

37© 2021 Avaya Inc. All rights reserved Non-GAAP Reconciliation Product and Services Gross Margins Three months ended, Fiscal years ended, (In millions) Sept. 30, 2021 June 30, 2021 Sept. 30, 2020 Sept. 30, 2021 Sept. 30, 2020 Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin - Products & Solutions Revenue $ 246 $ 254 $ 269 $ 992 $ 1,073 Costs 103 98 106 398 405 Amortization of technology intangible assets 44 43 44 173 174 GAAP Gross Profit 99 113 119 421 494 Items excluded: Adj. for fresh start accounting — — (1) — 1 Amortization of technology intangible assets 44 43 44 173 174 Non-GAAP Gross Profit $ 143 $ 156 $ 162 $ 594 $ 669 GAAP Gross Margin 40.2% 44.5% 44.2% 42.4% 46.0 % Non-GAAP Gross Margin 58.1% 61.4% 60.2% 59.9% 62.3 % Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin - Services Revenue $ 514 $ 478 $ 486 $ 1,981 $ 1,800 Costs 198 184 187 752 714 GAAP Gross Profit 316 294 299 1,229 1,086 Items excluded: Adj. for fresh start accounting — — 2 1 6 Non-GAAP Gross Profit $ 316 $ 294 $ 301 $ 1,230 $ 1,092 GAAP Gross Margin 61.5% 61.5% 61.5% 62.0% 60.3 % Non-GAAP Gross Margin 61.5% 61.5% 61.9% 62.1% 60.7%

38© 2021 Avaya Inc. All rights reserved Three Months Ended (In millions) Sept. 31, 2021 June 30, 2021 Mar. 31, 2021 Dec. 31, 2020 Sept. 30, 2020 Net cash (used for) provided by operating activities $ (5) $ 11 $ (24) $ 48 $ 70 Less: Capital expenditures 28 25 26 27 26 Free cash flow $ (33) $ (14) $ (50) $ 21 $ 44 Free Cash Flow Net-Debt / Adjusted EBITDA Sept. 30, 2021 Debt maturing within one year $ — Long-term debt, net of current portion 2,813 Less: Cash and cash equivalents 498 Net-debt $ 2,315 Adjusted EBITDA (TTM) $ 719 Net-debt / Adjusted EBITDA 3.2 x Non-GAAP Reconciliation Supplemental Schedules